EXHIBIT 23.5

AWARENESS OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

October 30, 2007

Aurora Oil and Gas Corporation
4110 Copper Ridge Drive, Suite 100
Traverse City, MI 49684

We are aware of the reference to us under the heading “Experts” in the Registration Statement of Aurora Oil and Gas Corporation on Form SB-2 (No. 333-129695) as of our appointment as auditors of the Aurora Oil and Gas Corporation on March 23, 2007.

/s/ WEAVER AND TIDWELL, L.L.P.

Fort Worth, Texas